UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2009

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 12, 2009, the Compensation Committee of the Board of Directors (the “Committee”) of Lydall, Inc. (the “Company”) approved the 2009 Annual Incentive Performance Program (“Program”) and granted Performance Share Awards to certain executive officers of the Company under the Lydall 2003 Stock Incentive Compensation Plan (the “Plan”). These matters are described in more detail below.

Lydall, Inc. 2009 Annual Incentive Performance Program

The Program is applicable to top management employees, including executive officers, of the Company and its subsidiaries. All officers, including Business Unit Presidents and their direct reports, are eligible to participate in the Program. The Chief Executive Officer may elect in writing to include a limited number of other key individuals in the Program at his discretion. Collectively, these categories of employees eligible to participate are referred to herein as “Eligible Employees.”

Target bonus opportunities under the Program range from 15 percent to 80 percent of base compensation. The Company’s Chief Executive Officer’s target bonus opportunity was set at 80 percent of base compensation, while all other Named Executive Officers currently employed by the Company have a bonus opportunity of 40% of base compensation. Eligible Employees can receive cash bonuses based upon the attainment of specified financial performance measures (“Plan Thresholds”). The Program establishes four separate financial Plan Thresholds for each Eligible Employee: (i) a consolidated operating income measure, (ii) a consolidated free cash flow measure, (iii) an individual business unit operating income measure and (iv) an individual business unit free cash flow measure. Free cash flow is defined as 2009 operating income, plus depreciation, plus/minus changes in working capital, and minus capital expenditures.

For corporate headquarters’ Eligible Employees, the target bonus percentage is a combination of consolidated operating income and free cash flow targets. For business unit Eligible Employees, the target bonus percentage is a combination of business unit and consolidated operating income and free cash flow targets. Bonus mix is outlined below:

Job Status	Consolidated Operating Income	Business Unit Operating Income	Consolidated Free Cash Flow	Business Unit Free Cash Flow
Corporate headquarters	50%		50%
Business Unit Presidents	25%	25%	25%	25%
Business Unit Top Management	15%	35%	15%	35%

A bonus is earned if the consolidated and/or business unit reaches the following Plan Thresholds for operating income and/or free cash flow. Earning a bonus in one category is not contingent upon the other.

Payout Earned	Consolidated Operating Income Thresholds	Business Unit Operating Income Thresholds	Consolidated Free Cash Flow Thresholds	Business Unit Free Cash Flow Thresholds
50% Payout	80% to 89%	80% to 89%	80% to 89%	80% to 89%
70% - 97% Payout(1)	90% to 99%	90% to 99%	90% to 99%	90% to 99%
100% Payout	100%	100%	100%	100%
(1)	Achievement of 90% of the respective Plan Thresholds results in a 70% payout earned. For each additional 1% of the respective Plan Thresholds that is achieved (rounded to the nearest whole number) the payout will increase by 3%.

If the consolidated operating income target is exceeded, then 30 percent of the excess will be allocated to a pool for Eligible Employees. If the consolidated free cash flow target is exceeded, then 30 percent of the free cash flow excess will be allocated to a pool for Eligible Employees. The sum of excess consolidated operating income and consolidated free cash flow allocated to such pool cannot exceed 10 percent of the total target bonus pool for such Eligible Employees.

Corporate headquarters’ Eligible Employees will start earning excess bonus when consolidated operating income exceeds the 100% target Threshold or the consolidated free cash flow 100% target threshold is exceeded. Business unit Eligible Employees will start earning excess bonus when consolidated operating income exceeds the 100% target Threshold, and their respective business unit’s operating income meets the 100% target Threshold or the consolidated free cash flow Threshold exceeds the 100% target Threshold and the business unit’s free cash flow meets the 100% target Threshold. The maximum bonus that can be earned by an Eligible Employee is 1.1x of the individual’s target bonus. The excess pool will be allocated in relation to the Eligible Employee’s target bonus percentage.

If earned, cash bonus payments are expected to be paid within 30 days following the date on which the Company’s independent auditors have completed their year-end audit, but no later than March 15.

Participation in the Program provides no guarantee that a bonus under the Program will be paid. No bonus will be paid to the extent that it would cause the Company to violate any financial obligations it may have under any agreements. The Chief Executive Officer and the Chief Financial Officer, have the sole authority to modify, amend, or terminate the provisions of this Program at any time, subject to Committee approval.

Performance Share Awards

The Committee granted certain executive officers (the “Recipients”) performance shares of restricted stock that are subject to restrictions and vest based upon the achievement of performance objectives approved by the Committee. The Company’s Named Executive Officers received the following grants:

Named Executive Officer	Title	Performance Share Awards
Dale G. Barnhart	President and Chief Executive Officer	30,000
Thomas P. Smith	Vice President, Chief Financial Officer and Treasurer	4,000
Kevin T. Longe	President, Lydall Filtration/Separation, Inc.	10,000

The terms and conditions of the Performance Shares are set forth in individual Performance Share Award Agreements entered into and between the Company and each Recipient, the general form of which is filed with this Current Report and is incorporated by reference herein. The Performance Shares will be issued in book entry form in the name of the Recipient, whereupon they will be held for the benefit of the Recipient by the Company’s administrative agent until the Performance Shares vest or are forfeited in accordance with the terms and conditions of the Plan and the Award Agreement. The performance period is a three-year period, beginning on January 1, 2009 and ending on December 31, 2011. The number of shares of the Company’s common stock to be issued and delivered to the Recipient will depend upon the adjusted earnings per share (“EPS”) of the Company (as defined in the Agreement) for the last full year of the performance period compared to the EPS target for such period (the “EPS Target”). The calculation of the vesting percentage of Performance Shares is set forth in the following table:

	EPS Achievement	Vesting Percentage of Performance Shares
Below Threshold	Less than 95% of EPS Target	None
Threshold	95% of EPS Target	80%
Target	100% of EPS Target	100%
Maximum	110% of EPS Target	120%

The vesting percentage of the Performance Shares where performance achievement is between the Threshold and Target will be scaled on a linear basis from 80% to 100%, and the vesting percentage of the Performance Shares where performance achievement is between the Target and Maximum will be scaled on a linear basis from 100% to 120%. All Performance Shares that do not vest as described above, will be forfeited.

As soon as practicable following the completion of the Performance Period and the preparation of the Company’s audited financial statements for the last year in such period, the Committee will (a) determine the EPS of the Company for the last full year of the Performance Period and (b) certify in writing, in accordance with the requirements of Section 162(m) of the Code to the extent applicable, the extent to which the Performance Objectives have been achieved, if at all, and the Vesting Percentage resulting there from (such certification being hereinafter referred to as the “Committee Certification”). The Performance Shares will not vest until the Committee makes the Committee Certification.

Awards are subject to forfeiture, if the recipient’s employment with the Company terminates for any reason whatsoever prior to the date on which the Committee Certification is made. Performance Share awards accelerate in the event of a “change in control” as defined in the Plan.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished with this report, as set forth below:

Exhibit Number	Exhibit Description
10.1	Lydall, Inc. 2009 Annual Incentive Performance Program, furnished herewith.

10.2	Form of Lydall, Inc. Performance Share Award Agreement, furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

January 15, 2009	By:	/s/ James V. Laughlan
James V. Laughlan
Controller and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Lydall, Inc. 2009 Annual Incentive Performance Program, furnished herewith.

10.2	Form of Lydall, Inc. Performance Share Award Agreement, furnished herewith.